UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 26, 2026

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01) Rights to Purchase Series A Junior Participating Preferred Stock (Par Value $0.01)	CBRL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Transition

On July 27, 2026, Cracker Barrel Old Country Store, Inc. (the “Company”) announced a CEO transition plan in which Julie Masino, the Company’s President and Chief Executive Officer, will step down from that role effective August 10, 2026 (the “Effective Date”), when David Deno, will assume the role of President and Chief Executive Officer and will join the Company’s Board of Directors (the “Board”). Ms. Masino will resign from the Board on the Effective Date contemporaneously with stepping down from the role of President and Chief Executive Officer, but will remain an employee of the Company until October 9, 2026 to assist with the leadership transition to Mr. Deno, after which time she will depart the Company. Ms. Masino’s resignation from the Board is not the result of any disagreement with the Company.

Mr. Deno, age 69, is the former Chief Executive Officer of Bloomin’ Brands, Inc. (NASDAQ: BLMN, “Bloomin’ Brands”), a position he held from April 2019 to September 2024. Prior to being named CEO, Mr. Deno served as the Chief Financial and Administrative Officer of Bloomin’ Brands from 2012 to 2019. Mr. Deno joined Bloomin’ Brands from Best Buy where he served as President of Asia and Chief Financial Officer for the International Division from 2009 to 2012. Mr. Deno also spent 15 years in senior-level operations and financial positions at Yum! Brands, Inc. and Pizza Hut (during its ownership by PepsiCo), including serving as the Chief Financial Officer and Chief Operating Officer of Yum! Brands and as CFO of Pizza Hut. He began his career in the restaurant industry at Burger King Corporation. Mr. Deno currently serves on the Board of Directors of Krispy Kreme, Inc. and Panera Brands, and previously served as a member of the boards of directors of Bloomin’ Brands and Peet’s Coffee, Inc.

Mr. Deno has no family relationships that would require disclosure under Item 401(d) of Regulation S-K in this Current Report on Form 8-K, and, except as otherwise described in this Current Report on Form 8-K, he is not a party to any material plan, contract or arrangement with the Company. Mr. Deno neither is a party to nor has any direct or indirect material interest in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K in this Current Report on Form 8-K.

Deno Employment Agreement

On July 26, 2026, in connection with Mr. Deno’s appointment as President and Chief Executive Officer commencing on the Effective Date, Mr. Deno entered into an Employment Agreement (the “Employment Agreement”) with the Company. The Employment Agreement provides that Mr. Deno will serve as the Company’s President and Chief Executive Officer from and after the Effective Date. The Employment Agreement further provides that Mr. Deno will be appointed to the Board as of the Effective Date and will be re-nominated by the Board for election at each annual meeting of the Company’s shareholders thereafter during his employment as Chief Executive Officer.

Under the terms of the Employment Agreement, Mr. Deno will receive an annualized base salary of $1,000,000 (the “Base Salary”) and an annual bonus with an initial target of 125% of Base Salary (Mr. Deno will not be eligible for an annual bonus for fiscal year 2026). Mr. Deno will also be eligible to receive equity awards under the Company’s long term incentive program, with an initial target award of 360% of Base Salary. The Employment Agreement provides that all incentive compensation awards to Mr. Deno will be subject to the Company’s clawback policies with respect to incentive compensation, as applicable from time to time. In addition, Mr. Deno will receive a one-time sign-on award comprised of a time-vesting grant of restricted stock units, having a grant date fair market value of $200,000 and a grant of stock options, having a grant date fair market value of $200,000 (the “Sign-On Award”). The Sign-On Award will vest in full on the third anniversary of the grant date, subject to Mr. Deno’s continued employment with the Company through the vesting date. The Sign-On Award will immediately vest in full if Mr. Deno is terminated without Cause or resigns with Good Reason (as each term is defined in the Employment Agreement).

Mr. Deno will also receive reimbursement for expenses in connection with his relocation from St. Petersburg, Florida to the Nashville, Tennessee metropolitan area as set forth in the Employment Agreement, and prior to such relocation, will receive reimbursement of travel-related expenses to commute to and from the Nashville metropolitan area for a period of up to six months following his start date.

In the event that Mr. Deno’s employment is terminated by the Company with Cause (as defined in the Employment Agreement) or by Mr. Deno without Good Reason (as defined in the Employment Agreement), the Employment Agreement provides the Company shall pay to Mr. Deno accrued but unpaid Base Salary, any compensation previously deferred, accrued but unpaid vacation and reimbursements, any accrued but unpaid cash incentive compensation earned in respect of a prior fiscal year, and other accrued amounts or benefits (the “Accrued Amounts”), and Mr. Deno will forfeit any unearned cash incentive awards and outstanding equity awards that are unvested at the time of such termination.

If Mr. Deno’s employment is terminated by the Company without Cause or by Mr. Deno with Good Reason, the Employment Agreement provides that, in addition to the Accrued Amounts, Mr. Deno will be entitled to:

•	an amount equal to two (2) times the sum of the Base Salary as in effect on the date Mr. Deno’s employment is terminated and Mr. Deno’s annual cash target-level incentive bonus;
•	a prorated portion of Mr. Deno’s annual cash incentive bonus for the fiscal year in which such termination occurs, based on the number of calendar days elapsed prior to such termination and the Company’s actual performance for such fiscal year; and
•	a lump-sum payment in an amount equal to the costs of continued health benefits under COBRA for a period of 24 months.

In addition, if Mr. Deno’s employment is terminated by the Company without Cause (other than due to death or disability) or by Mr. Deno with Good Reason on or before July 26, 2028, Mr. Deno will forfeit all unvested equity awards (other than the Sign-On Award), and if terminated after July 26, 2028, Mr. Deno’s unvested stock options will automatically vest as of the time of such termination, time-vesting equity awards will be fully payable upon conclusion of the original vesting period and unvested performance awards shall be prorated for service and payable upon conclusion of the applicable performance period based on actual performance.

If Mr. Deno’s employment is terminated by the Company without Cause or by Mr. Deno with Good Reason within the two-year period following a Change in Control (as defined in the Employment Agreement), the Employment Agreement provides that, in addition to the Accrued Amounts, Mr. Deno will be entitled to:

•	a lump-sum payment in an amount equal to two (2) times the sum of the Base Salary as in effect on the date Mr. Deno’s employment is terminated and Mr. Deno’s annual cash target-level incentive bonus;
•	a prorated portion of Mr. Deno’s annual cash incentive bonus for the fiscal year in which such termination occurs, based on the number of calendar days elapsed prior to such termination;
•	accelerated vesting of all equity awards, with performance-based awards determined as if target-level performance was achieved by the Company as of the date of termination; and
•	a lump-sum payment in an amount equal to the costs of continued health benefits under COBRA on a monthly basis for a period of 24 months.

The Employment Agreement imposes confidentiality obligations and provides that Mr. Deno will be subject to non-competition and non-solicitation restrictions during his employment and for a period of two years following the termination of his employment. A copy of the Employment Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K. The description of the Employment Agreement included in this Current Report on Form 8-K is a summary, is not complete and is qualified in its entirety by reference to the terms of the Employment Agreement filed as Exhibit 10.1 hereto.

Masino Transition Agreement

In connection with Ms. Masino’s departure from the Company, Ms. Masino entered into a Transition Agreement (the “Transition Agreement”) with the Company. The Transition Agreement provides that Ms. Masino will be entitled to separation payments and related benefits and treatment of her outstanding unvested equity awards that are substantially consistent with those previously disclosed to be received by her in connection with a termination by the Company without Cause (as defined therein) pursuant to the terms of her existing Employment Agreement with the Company, dated as of July 17, 2023.

A copy of the Transition Agreement is included as Exhibit 10.2 to this Current Report on Form 8-K. The description of the Transition Agreement included in this Current Report on Form 8-K is a summary, is not complete and is qualified in its entirety by reference to the terms of the Transition Agreement filed as Exhibit 10.2 hereto.

Item 7.01. Regulation FD Disclosure.

On July 27, 2026, the Company issued a press release announcing the leadership transition of the Company. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	10.1	Employment Agreement dated as of July 26, 2026, between the Company and David Deno.

	10.2	Transition Agreement dated as of July 26, 2026, between the Company and Julie Masino.

	99.1	Press Release issued by Cracker Barrel Old Country Store, Inc. dated July 27, 2026.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 27, 2026	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Jennifer Lankford
	Name:	Jennifer Lankford
	Title:	Senior Vice President, General Counsel and Corporate Secretary